                                                                    EXHIBIT 21.1


              LIST OF SUBSIDIARIES OF SPECTRA-PHYSICS LASERS, INC.


                  NAME                              JURISDICTION OF
                   OF                                INCORPORATION
               SUBSIDIARY                           OR ORGANIZATION
               ----------                           ---------------
Opto Power Corporation                                 Delaware

Spectra-Physics Laser Data Systems, Inc.               Delaware

Spectra-Physics France S.A.                             France

Spectra-Physics GmbH                                   Germany

Spectra-Physics K.K.                                    Japan

Spectra-Physics Lasers B.V.                          Netherlands

Spectra-Physics Lasers Ltd.                         United Kingdom